Exhibit 99.1

RiceBran Technologies Enters into Definitive Agreements for an $8 Million Private Placement Consisting of a Combination of Debt and Equity Securities

•	Company to use proceeds to repay $4.2 million in current debt and for strategic initiatives to realign its operations, significantly reduce operating costs, and drive sustainable sales growth

•	Financing expected to result in an annual cash interest savings of approximately $500,000 net of OID and a reduction of the net effective interest rate from 11.6% to 6.0%

Scottsdale, Arizona – February 10, 2017 – RiceBran Technologies (NASDAQ: RIBT and RIBTW) (the “Company” or “RIBT”), a global leader in the production and marketing of value added products derived from rice bran, today announced that it has entered into definitive agreements with a group of accredited investors for the purchase of $6 million of non-convertible original issue discount debentures and $2 million of convertible preferred stock.

The Company intends to use net proceeds from the offering to repay approximately $4.2 million in debt, including the repayment of all of its outstanding debt with Great Elm Capital (formerly Full Circle Capital).  The remaining proceeds, net of expenses, will be used as working capital to fuel the growth of the Company's rice bran ingredient business in both the food-grade and animal nutrition markets as well as to begin the implementation of the Company's strategic business realignment to improve overall operating efficiencies.

Commenting on the financing, Dr, Robert Smith, CEO of RiceBran Technologies, stated "The completion of this capital infusion is an important inflection point in positioning our Company for future growth in order to build significant shareholder value.  With this capital we now have the ability to move forward with our aggressive business plans and streamlining efforts designed to drive future sales growth and greatly improve our financial performance.  We are confident that the marked reduction in debt service costs coupled with the operating efficiencies we believe we can obtain through the relocation of a majority of our operations to California in the heart of rice country, will set the stage for us to meet the ingredient needs of large CPG and specialty food companies.  It will also enable us to achieve a significant improvement in operating cash to fuel future growth.  Our products are perfectly positioned to meet growing consumer demand for non-GMO foods that contain protein, fiber and are rich in anti-oxidants.  We look forward to using this capital to deliver positive results for our shareholders in 2017 and beyond."

The $8 million offering (the "Offering), includes a combination of debt and equity securities, and is expected to close on February 10, 2017, subject to customary closing conditions. The debt component of the offering consists of $6 million in non-interest bearing non-convertible original issue discount senior secured debt maturing on February 10, 2019 and warrants to purchase a total of 6,875,000 shares of Common Stock at a fixed exercise price of $0.96 per share. The face value of this original issue discount senior secured debt is $6.6 million, reflecting an aggregate original issue discount of $600,000.  In connection with the issuance of the secured debt, the Company will (i) issue warrants to purchase 6,875,000 shares of the Company’s Common stock, with an exercise price of $0.96 per share and (ii)  reduce the per share exercise prices from $5.87, $5.27 and $5.25 to $0.96 of 885,010 Company warrants currently held by the purchases of the secured debt. The equity component consists of $2 million of Series "G" convertible preferred stock (the "Preferred Stock") convertible into 1,897,983 shares of the Company's Common Stock, based on a conversion price of $1.05375 per share.  In addition, the Company will issue warrants to purchase a total of 1,423,488 shares of Common Stock to the holders of the Preferred Stock at an exercise price of $0.96 per share. None of the securities issued in connection with this offering and debt restructuring contain price-based anti-dilution provisions.  The warrants will be exercisable upon the approval by the Company’s shareholders of the amendment to the Company’s articles of incorporation to increase the number of authorized shares of Common Stock, and will expire five years from such date.  For a more detailed description of the Offering, please review our current report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with this transaction.

The $4.2 million in debt repayments includes approximately $4.0 million for the retirement of all of its outstanding debt with Great Elm Capital.  The Company also reached an agreement with the holders of approximately $6.3 million of the Company's current subordinated debt to extend the maturity of the debt for an additional year to May10, 2019 and reduce the annual interest rate from 11.75% to 7% in exchange for new warrants to purchase a total of 3,484,675 shares of Common Stock at an exercise price of $0.96 per share, the amendment of existing warrants to purchase a total of 289,669 shares to reduce the exercise price from $5.25 per share to $0.96 per share, and the payment of approximately $230,000 in principal and approximately $270,000 in accrued interest. The Offering, debt repayment, and subordinated debt restructuring will result in an annual cash interest savings on the subordinated debt of approximately $325,000.

Brent Rosenthal, Chairman of the Board of Directors of RiceBran Technologies, also commented "RiceBran Technologies has been undergoing a major transformation in the past several months since I became Chairman and this financing is a very large step forward in reaching our goal of generating significant shareholder value.  We have significantly increased the food industry experience of our board and management team and together we have laid out a comprehensive vision to monetize the intrinsic value of our intellectual property through the execution of a strategic plan to target large CPG opportunities.  This financing removes a large overhang of debt service and provides us with capital to begin the realignment of our operations and upgrade of our facilities to meet the stringent food safety standards of large CPG companies while reducing inefficiencies. Our singular objective is to unlock the significant value of our proprietary ingredients and products and we look forward working together to build lasting value in the coming years for the benefit of our stockholders."

Lake Street Capital Markets is acting as the sole placement agent for the transaction.

The securities offered in the private placement have not been registered under the Securities Act, or any state securities law.  Until the shares underlying the preferred stock and shares underlying the warrants are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock or warrants.  Pursuant to registration rights agreement, the company also has an obligation to file a registration statement for the resale of the shares and shares issuable pursuant to the warrants on or before April 3, 2017.

About RiceBran Technologies

RiceBran Technologies is a human food ingredient and animal nutrition company focused on the procurement, bio-refining and marketing of numerous products derived from rice bran. RiceBran Technologies has proprietary and patented intellectual property that allows us to convert rice bran, one of the world's most underutilized food sources, into a number of highly nutritious human food ingredient and animal nutrition products.  Our target markets are human food ingredients and animal nutrition manufacturers and retailers, as well as natural food, functional food and nutritional supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company's filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran Technologies' expectations related to consummating the financing transaction, the use of proceeds from a financing transaction, implementing strategic changes and streamlining operations. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties.  RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.  Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in this press release and in RiceBran Technologies' filings with the Securities and Exchange Commission, including its most recent periodic reports.

Investor Contact:

Ascendant Partners, LLC
Fred Sommer
(732) 410-9810
fred@ascendantpartnersllc.com